News Release

HOPE BANCORP REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2026

Second quarter 2026 net income of $33.0 million, up 12% quarter-over-quarter

LOS ANGELES – July 27, 2026 – Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its second quarter and six months ended June 30, 2026.
For the second quarter of 2026, the Company reported net income of $33.0 million, or $0.26 per diluted common share, up 12% from net income of $29.5 million, or $0.23 per diluted common share, for the first quarter of 2026, and up from a net loss of $24.8 million, or $(0.19) per diluted common share, for the second quarter of 2025. Net income excluding notable items(1) for the second quarter of 2026 was $34.5 million, or $0.27 per diluted common share, up 16% from $29.7 million, or $0.23 per diluted common share, for the first quarter of 2026, and up 40% from net income of $24.6 million, or $0.19 per diluted common share, for the second quarter of 2025.

“Overall, we delivered strong quarterly results and are pleased with the continued progress made to improve the profitability and core operating performance of the Bank. Second quarter 2026 earnings growth reflected a combination of revenue growth and positive operating leverage, driven by loan growth, net interest margin expansion, lower funding costs, increased fee income and expense discipline,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc.

“As we enter the second half of 2026, we are well-positioned to continue our momentum in executing on our key priorities. We are focused on building a more profitable and resilient franchise through disciplined balance sheet management, prudent expense control and the strengthening of client relationships to deliver long-term value for our stockholders,” continued Kim.

“Our pending acquisition of the Commercial Banking Unit of SMBC MANUBANK(2) is closely aligned with our priorities and represents an important opportunity to expand our middle market and multinational banking capabilities, develop specialty deposit verticals, and broaden our footprint in Southern California. The transaction is anticipated to improve our 2027 earnings and returns on tangible common equity, enhance our long-term earnings capacity, and support effective capital management,” concluded Kim.

(1) Net income excluding notable items and earnings per share excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12. Notable items in the second quarter of 2026 included merger-related costs; notable items for the prior periods are detailed on Table Pages 10 to 12.
(2) The pending acquisition of the Commercial Banking Unit of SMBC MANUBANK is subject to regulatory approvals and other customary closing conditions.
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Operating Results for the Second Quarter of 2026
Net interest income and net interest margin. Net interest income totaled $129.0 million for the second quarter of 2026, up $4.9 million, or 4%, compared with $124.1 million for the first quarter of 2026, and up $11.5 million, or 10%, from the second quarter of 2025. Net interest margin for the second quarter of 2026 was 2.96%, up six basis points from 2.90% for the first quarter of 2026, and up 27 basis points from 2.69% for the year-ago quarter. The sequential quarter net interest income growth and net interest margin expansion were primarily driven by average earning asset growth, earning asset yield expansion and a lower cost of funds. The second quarter 2026 yield on average loans was 5.73%, up four basis points sequentially, and the cost of interest bearing deposits was 3.31%, down six basis points sequentially. Year-over-year, the cost of interest bearing deposits was down 46 basis points, reflecting Fed Funds target rate cuts over the period as well as the positive impact of the Territorial Bancorp acquisition, which closed on April 2, 2025, and contributed lower cost deposits to the Bank’s funding mix.

Noninterest income. For the second quarter of 2026, noninterest income totaled $18.9 million, up $1.9 million, or 11%, compared with $17.0 million for the first quarter of 2026, and up $3.0 million, or 19%, compared with noninterest income excluding notable items(3) of $15.9 million for the second quarter of 2025. Second quarter 2025 reported noninterest income was $(23.0) million and included a $38.9 million loss on an investment portfolio repositioning. The sequential quarter growth in second quarter 2026 noninterest income reflected increased net gains on sales of Small Business Administration (“SBA”) loans, growth in customer-driven income and fees, and an increase in net gains on sales of available-for-sale securities. The Company sold $67.9 million of SBA loans in the second quarter of 2026 for a net gain of $4.4 million, compared with $53.0 million of SBA loans sold for a net gain of $3.3 million in the first quarter of 2026.

Noninterest expense. Noninterest expense for the second quarter of 2026 was $98.5 million, up $4.0 million, or 4%, from $94.5 million for the first quarter of 2026, and down $11.0 million, or 10%, from $109.5 million for the second quarter of 2025. Noninterest expense excluding notable items(3) for the second quarter of 2026 was $96.4 million, up $2.1 million, or 2%, from $94.3 million for the first quarter of 2026, and up $4.2 million, or 5%, from $92.2 million for the second quarter of 2025. Growth in the second quarter 2026 noninterest expense was well controlled across all key areas of operating expenses.

In the second quarter of 2026, revenue growth outpaced expense growth, resulting in positive operating leverage and an improved efficiency ratio. The reported efficiency ratio for the second quarter of 2026 was 66.6%, improving from 67.0% in the prior quarter and 115.8% in the year-ago quarter. The efficiency ratio excluding notable items(3) for the second quarter of 2026 was 65.2%, improving from 66.9% in the prior quarter and 69.1% in the year-ago quarter.

Income tax provision and tax rate. For the second quarter of 2026, the Company recorded an income tax provision of $9.6 million, compared with an income tax provision of $8.4 million for the first quarter of 2026 and an income tax benefit of $(1.3) million for the second quarter of 2025. The year-to-date effective tax rate for the first half of 2026 was 22.3%.
Balance Sheet Summary
Total assets. At June 30, 2026, total assets were $18.99 billion, compared with $18.66 billion at March 31, 2026, and $18.55 billion at June 30, 2025.

Loans. At June 30, 2026, gross loans totaled $15.03 billion, up 2%, equivalent to 8% annualized, from $14.74 billion at March 31, 2026, and up 4% from $14.45 billion at June 30, 2025. Second quarter 2026 average loans were $14.79 billion, up 1%, equivalent to 3% annualized, from $14.69 billion for the first quarter of 2026, and up 3% from $14.43 billion for the second quarter of 2025. Quarter-over-quarter and year-over-year loan growth was broad-based across the Company’s major lending portfolios of commercial and industrial, commercial real estate and residential mortgage.

(3) Noninterest income excluding notable items, noninterest expense excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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The following table sets forth the loan portfolio composition at June 30, 2026, March 31, 2026, and June 30, 2025:

(dollars in thousands) (unaudited)	6/30/2026		3/31/2026		6/30/2025
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,583,967	57.1%	$8,498,246	57.7%	$8,385,764	58.0%
Commercial and industrial (“C&I”) loans	3,896,116	25.9%	3,734,978	25.3%	3,729,962	25.8%
Residential mortgage and other loans	2,554,104	17.0%	2,503,919	17.0%	2,334,816	16.2%
Gross loans (including held for sale)	$15,034,187	100.0%	$14,737,143	100.0%	$14,450,542	100.0%

Deposits. Total deposits were $15.88 billion at June 30, 2026, up 1%, equivalent to 4% annualized, from $15.73 billion at March 31, 2026, and down 0.4% compared with $15.94 billion at June 30, 2025. Quarter-over-quarter, noninterest bearing demand deposits increased 5%; money market, interest bearing demand and savings deposits increased 1%, and time deposits decreased 1%. Compared with the year-ago quarter, noninterest bearing demand deposits increased 2%, while time deposits decreased 2%. The quarter-over-quarter and year-over-year decreases in time deposits were planned, to support continued reduction in the Bank’s cost of funds.

The following table sets forth the deposit composition at June 30, 2026, March 31, 2026, and June 30, 2025:

(dollars in thousands) (unaudited)	6/30/2026		3/31/2026		6/30/2025
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$3,548,452	22.4%	$3,387,757	21.5%	$3,485,502	21.9%
Money market, interest bearing demand, and savings deposits	6,079,728	38.3%	6,036,197	38.4%	6,102,999	38.3%
Time deposits	6,248,363	39.3%	6,302,488	40.1%	6,354,854	39.8%
Total deposits	$15,876,543	100.0%	$15,726,442	100.0%	$15,943,355	100.0%

Gross loan-to-deposit ratio		94.7%		93.7%		90.6%
Credit Quality and Allowance for Credit Losses
Criticized loans. Overall credit quality remained stable quarter-over-quarter and improved meaningfully year-over-year. Criticized loans were $334.3 million at June 30, 2026, up $9.2 million, or 3%, quarter-over-quarter, and down $80.5 million, or 19%, year-over-year. The criticized loan ratio was 2.24% of total loans receivable at June 30, 2026, compared with 2.22% at March 31, 2026, and down 63 basis points from 2.87% at June 30, 2025.

Nonperforming assets. Nonperforming assets declined $7.7 million from the prior quarter to $112.9 million, or 0.59% of total assets, at June 30, 2026, compared with 0.65% of total assets at March 31, 2026, and 0.61% of total assets at June 30, 2025. The quarter-over-quarter improvement primarily reflected a reduction in accruing delinquent loans past due 90 days or more.

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The following table sets forth the components of nonperforming assets at June 30, 2026, March 31, 2026, and June 30, 2025:

(dollars in thousands) (unaudited)	6/30/2026	3/31/2026	6/30/2025
Loans on nonaccrual status (1)	$111,973	$109,512	$110,739
Accruing delinquent loans past due 90 days or more	515	10,642	2,149
Total nonperforming loans	112,488	120,154	112,888
Other real estate owned	365	365	—
Total nonperforming assets	$112,853	$120,519	$112,888

Nonperforming assets/total assets	0.59%	0.65%	0.61%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $17.1 million, $19.4 million and $15.3 million at June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

Net charge-offs. The Company recorded net charge-offs of $9.0 million for the second quarter of 2026, equivalent to 0.24%, annualized, of average loans. This compares with net charge-offs of $10.7 million, or 0.29%, annualized, of average loans for the first quarter of 2026, and $12.0 million, or 0.33%, annualized, of average loans for the second quarter of 2025.

Provision for credit losses. For the second quarter of 2026, the Company recorded a provision for credit losses of $6.8 million, compared with $8.7 million for the first quarter of 2026 and $11.1 million for the second quarter of 2025. The sequential quarter decrease in the provision for credit losses primarily reflected lower net charge-offs in the second quarter of 2026 compared with the prior quarter.

Allowance for credit losses. The allowance for credit losses totaled $153.2 million at June 30, 2026, compared with $155.1 million at March 31, 2026, and $149.5 million at June 30, 2025. The allowance coverage ratio was 1.03% of loans receivable at June 30, 2026, compared with 1.06% at March 31, 2026, and 1.04% at June 30, 2025.

The following table sets forth the allowance for credit losses and the coverage ratios at June 30, 2026, March 31, 2026, and June 30, 2025:

(dollars in thousands) (unaudited)	6/30/2026	3/31/2026	6/30/2025
Allowance for credit losses	$153,218	$155,114	$149,505
Allowance for credit losses/loans receivable	1.03%	1.06%	1.04%

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Capital

At June 30, 2026, the capital ratios of the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution.

The following table sets forth the capital ratios for the Company at June 30, 2026, March 31, 2026, and June 30, 2025:

(unaudited)	6/30/2026	3/31/2026	6/30/2025	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	12.27%	12.36%	12.08%	6.50%
Tier 1 Capital Ratio	12.95%	13.05%	12.77%	8.00%
Total Capital Ratio	13.95%	14.07%	13.78%	10.00%
Leverage Ratio	11.07%	11.11%	10.58%	5.00%
Tangible Common Equity (“TCE”) Ratio(4)	9.58%	9.68%	9.44%	N/A

Year-to-date through June 30, 2026, the Company returned $44.6 million of capital to stockholders through cash dividends and common stock repurchases. Year-to-date in 2026, the Company repurchased 772,726 shares of common stock, equivalent to 0.6% of outstanding shares at December 31, 2025, at an average price of $11.25 per share, for a total of $8.7 million, pursuant to its existing $50.0 million share repurchase authorization. As of June 30, 2026, $26.6 million remained available under the authorization. The Company also returned capital to stockholders through quarterly common stock dividends of 14 cents per share declared in both the first and the second quarters of 2026.

At June 30, 2026, total stockholders’ equity was $2.30 billion, up 1% compared with December 31, 2025. Book value per share at June 30, 2026, was $17.97, up 1% compared with $17.81 at December 31, 2025. TCE per share(4) was $13.85 at June 30, 2026, up 1% compared with $13.71 at December 31, 2025.

(4)    TCE ratio and TCE per share are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 to 12.
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Investor Conference Call
The Company previously announced that it will host an investor conference call on Monday, July 27, 2026, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review its unaudited financial results for its second quarter ended June 30, 2026. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for at least one year. A telephonic replay of the call will be available at 855-669-9658 (domestic) or 412-317-0088 (international) for one week through August 3, 2026, with the replay access code 7252988.

Non-GAAP Financial Metrics
This news release and accompanying financial tables contain certain non-GAAP financial measure disclosures, including net income excluding notable items, earnings per share excluding notable items, noninterest income excluding notable items, noninterest expense excluding notable items, efficiency ratio excluding notable items, effective tax rate excluding notable items, PPNR, PPNR excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, TCE per share and TCE ratio. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

About Hope Bancorp, Inc.
Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company for Bank of Hope, with $18.99 billion in total assets as of June 30, 2026. Following the addition of Territorial Savings as a division of Bank of Hope, the Company became the largest regional bank serving multicultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, California, Bank of Hope offers a comprehensive range of commercial, corporate, and consumer banking products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and consumer lending, treasury management, foreign exchange solutions, interest rate derivatives, and international trade finance. Bank of Hope operates 45 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama and Georgia under the Bank of Hope banner, and 28 branches in Hawaii under the Territorial Savings banner. Bank of Hope also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to www.bankofhope.com for Bank of Hope and www.tsbhawaii.bank for Territorial Savings, a division of Bank of Hope. By including the foregoing website address links, the Company does not intend to incorporate by reference any material contained or accessible therein.
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Forward-Looking Statements
Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will”, “believes”, “expects”, “anticipates”, “intends”, ”plans”, “estimates”, “projects”, and similar expressions and statements regarding Hope Bancorp’s strategic initiatives, the pending acquisition of the Commercial Banking Unit of SMBC MANUBANK (“MANUBANK”), and Hope Bancorp’s future financial and operational results and capital allocation strategy. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Hope Bancorp’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. With the consummation of the pending acquisition of MANUBANK, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among other things: the failure of the conditions to closing to be satisfied or waived; difficulties and delays in integrating Hope Bancorp and MANUBANK and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; and deposit attrition, operating costs, customer loss and business disruption following the acquisition, including difficulties in maintaining relationships with employees and customers, which may be greater than expected. The closing of the proposed transaction is subject to regulatory approvals and the satisfaction of other customary closing conditions. Other risks and uncertainties include, but are not limited to: possible deterioration of economic conditions in Hope Bancorp’s areas of operation and in the U.S. generally or elsewhere, including as a result of the interest rate environment, supply chain disruptions, inflation, labor shortages, changes in the housing and real estate markets, consumer confidence and spending habits; risk of adverse economic or political conditions in South Korea; interest rate risk associated with volatile interest rates and related asset‑liability matching risk; liquidity risks; the possibility that Hope Bancorp may discontinue or otherwise limit repurchases of its common stock; risk of significant non‑earning assets and net credit losses that could occur, particularly in times of weak economic conditions or rising interest rates; the failure of or changes to assumptions and estimates underlying Hope Bancorp’s allowance for credit losses; risk of natural disasters; risk of cybersecurity incidents; potential increases in deposit insurance assessments and regulatory risks associated with current and future regulations; the outcome of any legal proceedings that may be instituted against Hope Bancorp; and the impact of U.S. and global trade policies, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom fluctuations in commodity prices such as oil, as well as geopolitical instability and international tensions. For additional information concerning these and other risk factors, see Hope Bancorp’s most recent Annual Report on Form 10‑K and other documents Hope Bancorp files with the SEC from time to time. Hope Bancorp does not undertake, and specifically disclaims, any obligation to update any forward‑looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contact:

Julianna Balicka
Executive Vice President & Chief Financial Officer
InvestorRelations@bankofhope.com

Maxime Olivan
Senior Vice President & Investor Relations Manager
InvestorRelations@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2026	3/31/2026	% change	6/30/2025	% change
Cash and due from banks	$640,443	$594,769	8%	$689,734	(7)%
Investment securities	2,179,253	2,185,952	—%	2,268,889	(4)%
Federal Home Loan Bank (“FHLB”) stock and other investments	70,436	68,800	2%	106,752	(34)%
Gross loans, including loans held for sale	15,034,187	14,737,143	2%	14,450,542	4%
Allowance for credit losses	(153,218)	(155,114)	(1)%	(149,505)	2%
Accrued interest receivable	53,592	53,734	0%	53,589	0%
Premises and equipment, net	69,968	68,621	2%	69,141	1%
Goodwill and intangible assets	526,890	528,021	0%	525,428	0%
Other assets	570,365	574,938	(1)%	535,578	6%
Total assets	$18,991,916	$18,656,864	2%	$18,550,148	2%

Liabilities:
Deposits	$15,876,543	$15,726,442	1%	$15,943,355	0%
FHLB and Federal Reserve Bank (“FRB”) borrowings	472,000	284,966	66%	29,752	NM
Subordinated debentures and convertible notes, net	111,675	111,316	0%	110,263	1%
Accrued interest payable	63,865	68,399	(7)%	72,004	(11)%
Other liabilities	171,981	182,361	(6)%	167,526	3%
Total liabilities	$16,696,064	$16,373,484	2%	$16,322,900	2%

Stockholders’ Equity:
Common stock, $0.001 par value	$146	$146	0%	$146	0%
Additional paid-in capital	1,525,555	1,523,015	0%	1,520,129	0%
Retained earnings	1,199,120	1,183,986	1%	1,143,044	5%
Treasury stock, at cost	(273,384)	(271,372)	(1)%	(264,667)	(3)%
Accumulated other comprehensive loss, net	(155,585)	(152,395)	(2)%	(171,404)	9%
Total stockholders’ equity	2,295,852	2,283,380	1%	2,227,248	3%
Total liabilities and stockholders’ equity	$18,991,916	$18,656,864	2%	$18,550,148	2%

Common stock shares – authorized	300,000,000	300,000,000		300,000,000
Common stock shares – outstanding	127,741,836	127,822,689		128,124,458
Treasury stock shares	18,155,561	17,986,996		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	% change	6/30/2025	% change	6/30/2026	6/30/2025	% change

Interest and fees on loans	$211,378	$205,919	3%	$211,363	0%	$417,297	$406,324	3%
Interest on investment securities	20,359	19,218	6%	17,769	15%	39,577	33,661	18%
Interest on cash and deposits at other banks	3,808	3,778	1%	8,783	(57)%	7,586	13,988	(46)%
Interest on other investments and FHLB dividends	632	1,229	(49)%	1,177	(46)%	1,861	2,285	(19)%
Total interest income	236,177	230,144	3%	239,092	(1)%	466,321	456,258	2%

Interest on deposits	101,785	101,455	0%	118,852	(14)%	203,240	232,437	(13)%
Interest on borrowings	5,423	4,632	17%	2,785	95%	10,055	5,549	81%
Total interest expense	107,208	106,087	1%	121,637	(12)%	213,295	237,986	(10)%

Net interest income	128,969	124,057	4%	117,455	10%	253,026	218,272	16%
Provision for credit losses	6,770	8,650	(22)%	11,092	(39)%	15,420	15,892	(3)%
Net interest income after provision	122,199	115,407	6%	106,363	15%	237,606	202,380	17%

Service fees on deposit accounts	3,395	3,335	2%	3,106	9%	6,730	6,027	12%
Net gains on sales of SBA loans	4,447	3,266	36%	3,998	11%	7,713	7,129	8%
Other customer driven income and fees	7,721	7,132	8%	6,323	22%	14,853	12,022	24%
Net gains (losses) on sales of securities available for sale	1,172	604	94%	(38,856)	NM	1,776	(38,856)	NM
Other noninterest income	2,115	2,630	(20)%	2,473	(14)%	4,745	6,410	(26)%
Total noninterest income (loss)	18,850	16,967	11%	(22,956)	NM	35,817	(7,268)	NM

Salaries and employee benefits	56,901	56,223	1%	52,834	8%	113,124	101,294	12%
Occupancy, furniture and equipment	11,353	10,566	7%	11,093	2%	21,919	19,929	10%
Software-related, data and item processing	10,350	9,853	5%	9,210	12%	20,203	16,160	25%
Amortization of investments in affordable housing partnerships	2,554	2,474	3%	2,430	5%	5,028	4,391	15%
FDIC assessment	2,783	2,814	(1)%	2,488	12%	5,597	4,990	12%
FDIC special assessment expense (reversal)	—	(58)	NM	—	0%	(58)	—	NM
Earned interest credit	2,501	2,383	5%	3,310	(24)%	4,884	6,397	(24)%
Merger related costs	2,058	234	NM	17,281	NM	2,292	19,800	NM
Other noninterest expense	9,964	9,966	0%	10,827	(8)%	19,930	20,373	(2)%
Total noninterest expense	98,464	94,455	4%	109,473	(10)%	192,919	193,334	0%
Income (loss) before income taxes	42,585	37,919	12%	(26,066)	NM	80,504	1,778	4,428%
Income tax provision (benefit)	9,554	8,379	14%	(1,316)	NM	17,933	5,432	230%
Net income (loss)	$33,031	$29,540	12%	$(24,750)	NM	$62,571	$(3,654)	NM

Earnings (loss) per common share (“EPS”) – diluted	$0.26	$0.23	12%	$(0.19)	NM	$0.49	$(0.03)	NM
Weighted average shares outstanding – diluted	128,308,861	128,723,654		128,001,605		128,474,397	124,426,400
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	Three Months Ended			Six Months Ended
Profitability measures (annualized, except as noted):	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Earnings (loss) per common share - diluted (not annualized)	$0.26	$0.23	$(0.19)	$0.49	$(0.03)
Earnings (loss) per common share - diluted excluding notable items (not annualized) (1)	$0.27	$0.23	$0.19	$0.50	$0.38
Return on average assets (“ROA”)	0.71%	0.64%	(0.53)%	0.67%	(0.04)%
ROA excluding notable items (1)	0.74%	0.64%	0.53%	0.69%	0.53%
Return on average equity (“ROE”)	5.76%	5.14%	(4.45)%	5.45%	(0.33)%
ROE excluding notable items (1)	6.02%	5.16%	4.42%	5.59%	4.34%
Return on average tangible common equity (“ROTCE”) (1)	7.48%	6.66%	(5.83)%	7.07%	(0.43)%
ROTCE excluding notable items (1)	7.81%	6.69%	5.79%	7.25%	5.62%
Net interest margin	2.96%	2.90%	2.69%	2.93%	2.62%
Efficiency ratio (not annualized)	66.61%	66.98%	115.85%	66.79%	91.63%
Efficiency ratio excluding notable items (not annualized) (1)	65.22%	66.85%	69.13%	66.02%	69.45%

(1) Earnings per common share - diluted excluding notable items, ROA excluding notable items, ROE excluding notable items, ROTCE, ROTCE excluding notable items, and efficiency ratio excluding notable items are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Pages 10 through 12.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2026			3/31/2026			6/30/2025
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,790,642	$211,378	5.73%	$14,689,516	$205,919	5.69%	$14,427,785	$211,363	5.88%
Investment securities	2,221,334	20,359	3.68%	2,149,595	19,218	3.63%	2,192,533	17,769	3.25%
Interest earning cash and deposits at other banks	420,971	3,808	3.63%	437,990	3,778	3.50%	807,979	8,783	4.36%
FHLB stock and other investments	51,839	632	4.89%	51,682	1,229	9.64%	98,052	1,177	4.81%
Total interest earning assets	$17,484,786	$236,177	5.42%	$17,328,783	$230,144	5.39%	$17,526,349	$239,092	5.47%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$6,085,142	$43,728	2.88%	$5,862,722	$41,422	2.87%	$6,278,578	$51,884	3.31%
Time deposits	6,244,929	58,057	3.73%	6,357,880	60,033	3.83%	6,353,525	66,968	4.23%
Total interest bearing deposits	12,330,071	101,785	3.31%	12,220,602	101,455	3.37%	12,632,103	118,852	3.77%
FHLB and FRB borrowings	357,510	3,180	3.57%	284,936	2,408	3.43%	48,671	364	3.00%
Subordinated debentures and convertible notes	107,550	2,243	8.25%	107,198	2,224	8.30%	106,150	2,421	9.02%
Total interest bearing liabilities	$12,795,131	$107,208	3.36%	$12,612,736	$106,087	3.41%	$12,786,924	$121,637	3.82%
Noninterest bearing demand deposits	3,362,934			3,347,070			3,464,085
Total funding liabilities/cost of funds	$16,158,065		2.66%	$15,959,806		2.70%	$16,251,009		3.00%
Net interest income/net interest spread		$128,969	2.06%		$124,057	1.98%		$117,455	1.65%
Net interest margin			2.96%			2.90%			2.69%

Cost of deposits:
Noninterest bearing demand deposits	$3,362,934	$—	—%	$3,347,070	$—	—%	$3,464,085	$—	—%
Interest bearing deposits	12,330,071	101,785	3.31%	12,220,602	101,455	3.37%	12,632,103	118,852	3.77%
Total deposits	$15,693,005	$101,785	2.60%	$15,567,672	$101,455	2.64%	$16,096,188	$118,852	2.96%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2026			6/30/2025
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,740,359	$417,297	5.71%	$13,944,180	$406,324	5.88%
Investment securities	2,185,663	39,577	3.65%	2,138,471	33,661	3.17%
Interest earning cash and deposits at other banks	429,433	7,586	3.56%	653,106	13,988	4.32%
FHLB stock and other investments	51,761	1,861	7.25%	92,589	2,285	4.98%
Total interest earning assets	$17,407,216	$466,321	5.40%	$16,828,346	$456,258	5.47%

INTEREST BEARING LIABILITIES:
Deposits:
Money market, interest bearing demand and savings	$5,974,547	$85,150	2.87%	$5,867,886	$102,503	3.52%
Time deposits	6,301,092	118,090	3.78%	6,015,687	129,934	4.36%
Total interest bearing deposits	12,275,639	203,240	3.34%	11,883,573	232,437	3.94%
FHLB and FRB borrowings	321,423	5,588	3.51%	84,835	720	1.71%
Subordinated debentures and convertible notes	107,375	4,467	8.27%	105,983	4,829	9.06%
Total interest bearing liabilities	$12,704,437	$213,295	3.39%	$12,074,391	$237,986	3.97%
Noninterest bearing demand deposits	3,355,046			3,404,738
Total funding liabilities/cost of funds	$16,059,483		2.68%	$15,479,129		3.10%
Net interest income/net interest spread		$253,026	2.01%		$218,272	1.50%
Net interest margin			2.93%			2.62%

Cost of deposits:
Noninterest bearing demand deposits	$3,355,046	$—	—%	$3,404,738	$—	—%
Interest bearing deposits	12,275,639	203,240	3.34%	11,883,573	232,437	3.94%
Total deposits	$15,630,685	$203,240	2.62%	$15,288,311	$232,437	3.07%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2026	3/31/2026	% change	6/30/2025	% change	6/30/2026	6/30/2025	% change
Gross loans, including loans held for sale	$14,790,642	$14,689,516	1%	$14,427,785	3%	$14,740,359	$13,944,180	6%
Interest earning assets	17,484,786	17,328,783	1%	17,526,349	0%	17,407,216	16,828,346	3%
Goodwill and intangible assets	527,594	525,532	0%	525,048	0%	526,569	496,002	6%
Total assets	18,707,236	18,521,103	1%	18,728,721	0%	18,614,684	17,911,091	4%

Noninterest bearing demand deposits	3,362,934	3,347,070	0%	3,464,085	(3)%	3,355,046	3,404,738	(1)%
Interest bearing deposits	12,330,071	12,220,602	1%	12,632,103	(2)%	12,275,639	11,883,573	3%
Total deposits	15,693,005	15,567,672	1%	16,096,188	(3)%	15,630,685	15,288,311	2%
Stockholders’ equity	2,293,446	2,299,203	0%	2,224,489	3%	2,296,309	2,186,495	5%

	End of Period
LOAN PORTFOLIO:	6/30/2026	3/31/2026	% change	6/30/2025	% change
Loans receivable (held for investment)	$14,941,520	$14,639,689	2%	$14,438,491	3%
Loans held for sale	92,667	97,454	(5)%	12,051	NM
Gross loans	$15,034,187	$14,737,143	2%	$14,450,542	4%

	End of Period
CRE LOANS HELD FOR INVESTMENT BY PROPERTY TYPE:	6/30/2026	3/31/2026	% change	6/30/2025	% change
Multi-tenant retail	$1,585,528	$1,586,993	0%	$1,589,994	0%
Industrial warehouses	1,303,250	1,282,413	2%	1,260,991	3%
Gas stations and car washes	1,177,756	1,160,481	1%	1,106,007	6%
Multifamily	1,171,422	1,189,481	(2)%	1,211,785	(3)%
Hotels/motels	820,725	826,422	(1)%	754,449	9%
Mixed-use facilities	728,108	677,227	8%	671,144	8%
Single-tenant retail	631,319	648,494	(3)%	647,374	(2)%
Office	348,708	331,939	5%	340,329	2%
All other	749,908	754,223	(1)%	803,691	(7)%
Total CRE loans	$8,516,724	$8,457,673	1%	$8,385,764	2%

	End of Period
DEPOSIT COMPOSITION:	6/30/2026	3/31/2026	% change	6/30/2025	% change
Noninterest bearing demand deposits	$3,548,452	$3,387,757	5%	$3,485,502	2%
Money market, interest bearing demand, and savings	6,079,728	6,036,197	1%	6,102,999	0%
Time deposits	6,248,363	6,302,488	(1)%	6,354,854	(2)%
Total deposits	$15,876,543	$15,726,442	1%	$15,943,355	0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	6/30/2026	3/31/2026	6/30/2025
Total stockholders’ equity	$2,295,852	$2,283,380	$2,227,248
Total capital	$2,183,849	$2,171,355	$2,095,343
Common equity tier 1 ratio	12.27%	12.36%	12.08%
Tier 1 capital ratio	12.95%	13.05%	12.77%
Total capital ratio	13.95%	14.07%	13.78%
Leverage ratio	11.07%	11.11%	10.58%
Total risk weighted assets	$15,658,083	$15,428,025	$15,209,212
Book value per common share	$17.97	$17.86	$17.38
Tangible common equity (“TCE”) per share (1)	$13.85	$13.73	$13.28
TCE ratio (1)	9.58%	9.68%	9.44%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

ALLOWANCE FOR CREDIT LOSSES CHANGES:	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Balance at beginning of period	$155,114	$156,661	$152,509	$149,505	$147,412	$156,661	$150,527
Initial allowance for purchased credit deteriorated (“PCD”) loans and purchased seasoned loans (“PSL”) acquired (2)	—	—	—	—	3,971	—	3,971
Provision for losses on loans	7,100	9,200	7,800	8,100	10,092	16,300	15,292
Recoveries	203	322	1,694	1,517	2,844	525	3,077
Charge offs	(9,199)	(11,069)	(5,342)	(6,613)	(14,814)	(20,268)	(23,362)
Balance at end of period	$153,218	$155,114	$156,661	$152,509	$149,505	$153,218	$149,505
(2) During the fourth quarter of 2025, the Company adopted ASU 2025-08 effective January 1, 2025, and applied the guidance to the acquisition of Territorial Bancorp, which was completed on April 2, 2025.
      The presentation of prior periods has been adjusted accordingly.

	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Allowance for unfunded loan commitments	$2,453	$2,783	$3,333	$3,933	$3,323

	Three Months Ended					Six Months Ended
	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
Provision for losses on loans	$7,100	$9,200	$7,800	$8,100	$10,092	$16,300	$15,292
(Credit) provision for unfunded loan commitments	(330)	(550)	(600)	610	1,000	(880)	600
Provision for credit losses	$6,770	$8,650	$7,200	$8,710	$11,092	$15,420	$15,892

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
NET CHARGE OFFS (RECOVERIES):	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025	6/30/2026	6/30/2025
CRE loans	$389	$817	$(1,467)	$(933)	$(843)	$1,206	$56
C&I loans	8,656	9,931	5,169	5,978	11,829	18,587	19,213
Residential mortgage and other loans	(49)	(1)	(54)	51	984	(50)	1,016
Net charge offs	$8,996	$10,747	$3,648	$5,096	$11,970	$19,743	$20,285
Net charge offs/average loans (annualized)	0.24%	0.29%	0.10%	0.14%	0.33%	0.27%	0.29%

NONPERFORMING ASSETS:	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Loans on nonaccrual status (1)	$111,973	$109,512	$131,747	$110,010	$110,739
Accruing delinquent loans past due 90 days or more	515	10,642	3,943	2,149	2,149
Total nonperforming loans	112,488	120,154	135,690	112,159	112,888
Other real estate owned (“OREO”)	365	365	365	—	—
Total nonperforming assets	$112,853	$120,519	$136,055	$112,159	$112,888

Nonperforming assets/total assets	0.59%	0.65%	0.73%	0.61%	0.61%
Nonperforming loans/loans receivable	0.75%	0.82%	0.92%	0.77%	0.78%
Nonaccrual loans/loans receivable	0.75%	0.75%	0.90%	0.75%	0.77%
Allowance for credit losses/loans receivable	1.03%	1.06%	1.07%	1.05%	1.04%
Allowance for credit losses/nonperforming loans	136.21%	129.10%	115.46%	135.98%	132.44%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $17.1 million, $19.4 million, $15.6 million, $15.3 million, and $15.3 million, at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

NONACCRUAL LOANS BY TYPE:	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
CRE loans	$63,647	$52,920	$65,106	$54,016	$55,368
C&I loans	31,724	42,538	53,136	45,494	46,945
Residential mortgage and other loans	16,602	14,054	13,505	10,500	8,426
Total nonaccrual loans	$111,973	$109,512	$131,747	$110,010	$110,739

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
30 - 59 days past due	$11,700	$29,621	$19,056	$15,788	$4,909
60 - 89 days past due	7,306	59	4,244	5,117	2,843
Total accruing delinquent loans 30-89 days past due	$19,006	$29,680	$23,300	$20,905	$7,752

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
CRE loans	$15,917	$11,819	$12,064	$14,872	$4,377
C&I loans	810	604	2,209	3,356	1,084
Residential mortgage and other loans	2,279	17,257	9,027	2,677	2,291
Total accruing delinquent loans 30-89 days past due	$19,006	$29,680	$23,300	$20,905	$7,752

CRITICIZED LOANS:	6/30/2026	3/31/2026	12/31/2025	9/30/2025	6/30/2025
Special mention loans	$128,994	$72,668	$94,003	$131,384	$137,313
Classified loans	205,283	252,410	257,113	241,483	277,418
Total criticized loans	$334,277	$325,078	$351,116	$372,867	$414,731
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

TANGIBLE COMMON EQUITY (“TCE”)	6/30/2026	3/31/2026	6/30/2025
Total stockholders’ equity	$2,295,852	$2,283,380	$2,227,248
Goodwill and core deposit intangible assets, net	(526,890)	(528,021)	(525,428)
TCE	$1,768,962	$1,755,359	$1,701,820

Total assets	$18,991,916	$18,656,864	$18,550,148
Goodwill and core deposit intangible assets, net	(526,890)	(528,021)	(525,428)
Tangible assets	$18,465,026	$18,128,843	$18,024,720

TCE ratio (TCE / tangible assets)	9.58%	9.68%	9.44%
Common shares outstanding	127,741,836	127,822,689	128,124,458
Book value per share (GAAP)	$17.97	$17.86	$17.38
TCE per share	$13.85	$13.73	$13.28

	Three Months Ended			Six Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY (“ROTCE”)	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Average stockholders’ equity	$2,293,446	$2,299,203	$2,224,489	$2,296,309	$2,186,495
Average goodwill and core deposit intangible assets, net	(527,594)	(525,532)	(525,048)	(526,569)	(496,002)
Average TCE	$1,765,852	$1,773,671	$1,699,441	$1,769,740	$1,690,493

Net income (loss) (GAAP)	$33,031	$29,540	$(24,750)	$62,571	$(3,654)
ROTCE (annualized)	7.48%	6.66%	(5.83)%	7.07%	(0.43)%

Table Page 10

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
PRE-PROVISION NET REVENUE (“PPNR”)	6/30/2026	3/31/2026	% change	6/30/2025	% change	6/30/2026	6/30/2025	% change
Net interest income	$128,969	$124,057	4%	$117,455	10%	$253,026	$218,272	16%
Noninterest income	18,850	16,967	11%	(22,956)	NM	35,817	(7,268)	NM
Revenue	147,819	141,024	5%	94,499	56%	288,843	211,004	37%
Less: Noninterest expense	98,464	94,455	4%	109,473	(10)%	192,919	193,334	—%
PPNR	$49,355	$46,569	6%	$(14,974)	NM	$95,924	$17,670	443%

Notable items:
Loss on investment portfolio repositioning	$—	$—		$38,856		$—	$38,856
FDIC special assessment expense (reversal)	—	(58)		—		(58)	—
Merger related costs	2,058	234		17,281		2,292	19,800
Total notable items included in PPNR	2,058	176		56,137		2,234	58,656
PPNR, excluding notable items	$51,413	$46,745	10%	$41,163	25%	$98,158	$76,326	29%

	Three Months Ended					Six Months Ended
PROFITABILITY EXCLUDING NOTABLE ITEMS	6/30/2026	3/31/2026	% change	6/30/2025	% change	6/30/2026	6/30/2025	% change
Net income (loss) (GAAP)	$33,031	$29,540	12%	$(24,750)	NM	$62,571	$(3,654)	NM
Notable items:
Merger-related provision for credit losses	—	—		553		—	553
Loss on investment portfolio repositioning	—	—		38,856		—	38,856
FDIC special assessment expense (reversal)	—	(58)		—		(58)	—
Merger related costs	2,058	234		17,281		2,292	19,800
Total notable items included in pre-tax income	2,058	176		56,690		2,234	59,209
Tax effect on notable items in pre-tax income	(590)	(50)		(12,221)		(640)	(12,962)
Notable impact from California state tax apportionment law change	—	—		4,878		—	4,878
Total notable items, net of tax	1,468	126		49,347		1,594	51,125
Net income excluding notable items	$34,499	$29,666	16%	$24,597	40%	$64,165	$47,471	35%

Diluted common shares	128,308,861	128,723,654		128,001,605		128,474,397	124,426,400
EPS excluding notable items	$0.27	$0.23	17%	$0.19	40%	$0.50	$0.38	31%
Average assets	$18,707,236	$18,521,103		$18,728,721		$18,614,684	$17,911,091
ROA excluding notable items (annualized)	0.74%	0.64%		0.53%		0.69%	0.53%
Average equity	$2,293,446	$2,299,203		$2,224,489		$2,296,309	$2,186,495
ROE excluding notable items (annualized)	6.02%	5.16%		4.42%		5.59%	4.34%
Average TCE	$1,765,852	$1,773,671		$1,699,441		$1,769,740	$1,690,493
ROTCE excluding notable items (annualized)	7.81%	6.69%		5.79%		7.25%	5.62%
Table Page 11

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended			Six Months Ended
NONINTEREST INCOME EXCLUDING NOTABLE ITEMS	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Noninterest income (loss)	$18,850	$16,967	$(22,956)	$35,817	$(7,268)
Notable items:
Loss on investment portfolio repositioning	—	—	38,856	—	38,856
Noninterest income excluding notable items	$18,850	$16,967	$15,900	$35,817	$31,588

	Three Months Ended			Six Months Ended
EFFICIENCY RATIO EXCLUDING NOTABLE ITEMS	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Noninterest expense	$98,464	$94,455	$109,473	$192,919	$193,334
Notable items:
FDIC special assessment expense reversal	—	58	—	58	—
Merger related costs	(2,058)	(234)	(17,281)	(2,292)	(19,800)
Noninterest expense excluding notable items	$96,406	$94,279	$92,192	$190,685	$173,534

Revenue	$147,819	$141,024	$94,499	$288,843	$211,004
Notable items:
Loss on investment portfolio repositioning	—	—	38,856	—	38,856
Revenue excluding notable items	$147,819	$141,024	$133,355	$288,843	$249,860

Efficiency ratio excluding notable items	65.22%	66.85%	69.13%	66.02%	69.45%

	Three Months Ended			Six Months Ended
EFFECTIVE TAX RATE EXCLUDING NOTABLE ITEMS	6/30/2026	3/31/2026	6/30/2025	6/30/2026	6/30/2025
Income (loss) before income taxes	$42,585	$37,919	$(26,066)	$80,504	$1,778
Notable items before tax effect	2,058	176	56,690	2,234	59,209
Income before tax excluding notable items	$44,643	$38,095	$30,624	$82,738	$60,987

GAAP income tax provision (benefit)	$9,554	$8,379	$(1,316)	$17,933	$5,432
Tax effect on notable items in pre-tax income	590	50	12,221	640	12,962
Notable impact from California state tax apportionment law change	—	—	(4,878)	—	(4,878)
Income tax provision excluding notable items	$10,144	$8,429	$6,027	$18,573	$13,516

Effective tax rate excluding notable items	22.72%	22.13%	19.68%	22.45%	22.16%

Table Page 12